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                           LOAN AND SECURITY AGREEMENT


                                 by and between

                            HARVEY ELECTRONICS, INC.

                                  as Borrower,


                                       and


                     WHITEHALL RETAIL FINANCE, a division of
                     Whitehall Business Credit Corporation,

                                    as Lender



                          Dated as of November 21, 2003


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                                TABLE OF CONTENTS


1.       DEFINITIONS AND CONSTRUCTION.............................................................................1
         1.1.     Definitions.....................................................................................1
         1.2.     Accounting Terms...............................................................................18
         1.3.     Code...........................................................................................18
         1.4.     Construction...................................................................................18
         1.5.     Schedules and Exhibits.........................................................................18
2.       LOAN AND TERMS OF PAYMENT...............................................................................18
         2.1.     Revolver Advances..............................................................................18
         2.2.     Reserved.......................................................................................19
         2.3.     Borrowing Procedures and Settlements...........................................................19
         2.4.     Payments.......................................................................................20
         2.5.     Overadvances...................................................................................21
         2.6.     Interest Rates and Letter of Credit Fee:  Rates, Payments, and Calculations....................21
         2.7.     Cash Management................................................................................22
         2.8.     Crediting Payments; Float Charge...............................................................23
         2.9.     Designated Account.............................................................................24
         2.10.    Maintenance of Loan Account; Statements of Obligations.........................................24
         2.11.    Fees...........................................................................................24
         2.12.    Letters of Credit..............................................................................25
         2.13.    LIBOR Option...................................................................................27
         2.14.    Capital Requirements...........................................................................29
3.       CONDITIONS; TERM OF AGREEMENT...........................................................................30
         3.1.     Conditions Precedent to the Initial Extension of Credit........................................30
         3.2.     Conditions Subsequent to the Initial Extension of Credit.......................................32
         3.3.     Conditions Precedent to all Extensions of Credit...............................................32
         3.4.     Term...........................................................................................33
         3.5.     Effect of Termination..........................................................................33
         3.6.     Early Termination by Borrower..................................................................33
4.       CREATION OF SECURITY INTEREST...........................................................................34
         4.1.     Grant of Security Interest.....................................................................34
         4.2.     Control of Collateral..........................................................................34
         4.3.     Possession of Collateral.......................................................................34
         4.4.     Collection of Accounts, General Intangibles, and Negotiable Collateral.........................34
         4.5.     Delivery of Additional Documentation Required..................................................35
         4.6.     Power of Attorney..............................................................................35
         4.7.     Right to Inspect...............................................................................36
         4.8.     Control Agreements.............................................................................36
5.       REPRESENTATIONS AND WARRANTIES..........................................................................36
         5.1.     No Encumbrances................................................................................37
         5.2.     Accounts.......................................................................................37
         5.3.     Eligible Inventory.............................................................................37
         5.4.     Equipment......................................................................................37
         5.5.     Location of Inventory and Equipment............................................................37
         5.6.     Inventory Records..............................................................................37
         5.7.     Legal Status...................................................................................37
         5.8.     Due Organization and Qualification; Subsidiaries...............................................37
         5.9.     Due Authorization; No Conflict.................................................................38
         5.10.    Litigation.....................................................................................39
         5.11.    No Material Adverse Change.....................................................................39
         5.12.    Fraudulent Transfer............................................................................39
         5.13.    Employee Benefits..............................................................................39
         5.14.    Environmental Condition........................................................................39
         5.15.    Brokerage Fees.................................................................................40
         5.16.    Intellectual Property..........................................................................40
         5.17.    Leases.........................................................................................40
         5.18.    DDAs...........................................................................................40
         5.19.    Credit Card Receipts...........................................................................40
         5.20.    Indebtedness...................................................................................40
         5.21.    Complete Disclosure............................................................................40
6.       AFFIRMATIVE COVENANTS...................................................................................41
         6.1.     Accounting System..............................................................................41
         6.2.     Collateral Reporting...........................................................................41
         6.3.     Financial Statements, Reports, Certificates....................................................43
         6.4.     Use of Inventory...............................................................................45
         6.5.     Return.........................................................................................45
         6.6.     Maintenance of Properties......................................................................45
         6.7.     Taxes..........................................................................................45
         6.8.     Insurance......................................................................................45
         6.9.     Location of Inventory and Equipment............................................................46
         6.10.    Compliance with Laws...........................................................................46
         6.11.    Leases.........................................................................................46
         6.12.    Reserved.......................................................................................46
         6.13.    Existence......................................................................................46
         6.14.    Environmental..................................................................................47
         6.15.    Intellectual Property..........................................................................47
         6.16.    Disclosure Updates.............................................................................47
7.       NEGATIVE COVENANTS......................................................................................47
         7.1.     Indebtedness...................................................................................47
         7.2.     Liens..........................................................................................48
         7.3.     Restrictions on Fundamental Changes............................................................48
         7.4.     Disposal of Assets.............................................................................48
         7.5.     Change Name or Address.........................................................................48
         7.6.     Guarantee......................................................................................49
         7.7.     Nature of Business.............................................................................49
         7.8.     Prepayments and Amendments.....................................................................49
         7.9.     Change of Control..............................................................................49
         7.10.    Consignments...................................................................................49
         7.11.    Distributions..................................................................................49
         7.12.    Accounting Methods.............................................................................49
         7.13.    Investments....................................................................................49
         7.14.    Transactions with Affiliates...................................................................50
         7.15.    Store Openings and Closings....................................................................50
         7.16.    Suspension.....................................................................................50
         7.17.    Compensation...................................................................................50
         7.18.    Use of Proceeds................................................................................50
         7.19.    Inventory and Equipment with Bailees...........................................................50
         7.20.    Securities Accounts............................................................................50
         7.21.    Financial Covenants............................................................................51
8.       EVENTS OF DEFAULT.......................................................................................51
9.       LENDER'S RIGHTS AND REMEDIES............................................................................53
         9.1.     Rights and Remedies............................................................................53
         9.2.     Remedies Cumulative............................................................................55
10.      TAXES AND EXPENSES......................................................................................55
11.      WAIVERS; INDEMNIFICATION................................................................................55
         11.1.    Demand; Protest................................................................................55
         11.2.    Lender's Liability for Collateral..............................................................55
         11.3.    Indemnification................................................................................56
12.      NOTICES.................................................................................................56
13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................57
14.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................................................58
         14.1.    Assignments and Participations.................................................................58
         14.2.    Successors.....................................................................................60
15.      AMENDMENTS; WAIVERS.....................................................................................60
         15.1.    Amendments and Waivers.........................................................................60
         15.2.    No Waivers; Cumulative Remedies................................................................60
16.      GENERAL PROVISIONS......................................................................................60
         16.1.    Effectiveness..................................................................................60
         16.2.    Section Headings...............................................................................60
         16.3.    Interpretation.................................................................................60
         16.4.    Severability of Provisions.....................................................................60
         16.5.    Withholding Taxes..............................................................................60
         16.6.    Amendments in Writing..........................................................................61
         16.7.    Counterparts; Telefacsimile Execution..........................................................61
         16.8.    Revival and Reinstatement of Obligations.......................................................61
         16.9.    Integration....................................................................................62
         16.10.   Publicity......................................................................................62


                             EXHIBITS AND SCHEDULES

Exhibit B-1................Form of Borrowing Base Certificate
Exhibit C-1................Form of Compliance Certificate
Exhibit D-1................Business Plan
Exhibit L-1................Form of LIBOR Notice
Schedule E-1...............Eligible Inventory Locations
Schedule P-1...............Permitted Liens
Schedule 2.7(a)............Cash Management Banks
Schedule 5.5...............Locations of Inventory and Equipment
Schedule 5.8(b)............Capitalization of Borrower
Schedule 5.8(c)............Capitalization of Borrower's Subsidiaries
Schedule 5.10..............Litigation
Schedule 5.10(b)...........Commercial Tort Claims
Schedule 5.14..............Environmental Matters
Schedule 5.16..............Intellectual Property
Schedule 5.18..............Demand Deposit Accounts
Schedule 5.19..............Credit Card Receipts
Schedule 5.20..............Permitted Indebtedness



                           LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of November 21, 2003, between WHITEHALL RETAIL FINANCE, a division of Whitehall Business Credit Corporation, a New York corporation ("Lender"), and HARVEY ELECTRONICS, INC., a New York corporation ("Borrower").

     The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

     1.1. Definitions. As used in this Agreement, the following terms shall have the following definitions:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, Chattel Paper, or a General Intangible.

     "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as such term is defined from time to time in the Code).

     "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Bank or its Affiliates for the account of Borrower or its Subsidiaries.

     "Additional Documents" has the meaning set forth in Section 4.5.

     "Advances" has the meaning set forth in Section 2.1.

     "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 7.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

     "Agreement" has the meaning set forth in the preamble hereto.

     "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 3.0% of the Maximum Revolver Amount on the date immediately prior to the date of determination, (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 2.0% of the Maximum Revolver Amount, on the date immediately prior to the date of determination, and (c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 0.5% of the Maximum Revolver Amount on the date immediately prior to the date of determination. From and after the date that is the third anniversary of the Closing Date, the Applicable Prepayment Premium shall be $0.

     "Assignee" has the meaning set forth in Section 14.1(a).

     "Authorized Person" means any officer or controller of Borrower.

     "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves applicable hereunder).

     "Availability Reserves" means such reserves as the Lender from time to time determines in its Permitted Discretion as being appropriate to reflect the impediments to the Lender's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on the following: (a) returns, customer credits, gift certificates and frequent shopper programs, (b) payables (based upon payables which are 60 days or more past due), (c) customer deposits, (d) taxes and other governmental charges, including tax Liens, ad valorem, personal property, sales, and other taxes which may have priority over the security interests of the Lender in the Collateral, (e) held or post-dated checks issued by Borrower, (f) judgment liens against Borrower or Collateral, (g) Borrower's failure to pay when due and payable indebtedness owing to any trade creditor, and (h) Letter of Credit reserves. As of the Closing Date, Availability Reserves shall not include reserves in respect of customer deposits.

     "Bank" means Webster Bank.

     "Bank Product Agreements" means those certain cash management service agreements entered into from time to time by Borrower or its Subsidiaries in connection with any of the Bank Products.

     "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Borrower or its
Subsidiaries to Bank or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower is obligated to reimburse to Lender as a result of Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Borrower or its Subsidiaries pursuant to the Bank Product Agreements.

     "Bank Products" means any service or facility extended to Borrower or its Subsidiaries by Bank or any Affiliate of Bank including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) any treasury products including, without limitation, derivates and interest rate hedges.

     "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

     "Base LIBOR Rate" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (Boston, Massachusetts time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

     "Base Rate" means, the rate of interest from time to time announced by Bank as its "prime rate", with the understanding that the "prime rate" is one of Bank's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

     "Base Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

     "Base Rate Margin" means 0.25%.

     "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

     "BOA Repurchase Agreement" means the Repurchase Agreement dated as of the date hereof by and among Borrower, Lender and Bang & Olufsen America, Inc., in form and substance reasonably satisfactory to Lender.

     "Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board.

     "Books" means Borrower's and its Subsidiaries' now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of Borrower's or its Subsidiaries' Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

     "Borrower" has the meaning set forth in the preamble to this Agreement.

     "Borrowing" means a borrowing hereunder of an Advance.

     "Borrowing Base" has the meaning set forth in Section 2.1.

     "Borrowing  Base  Certificate"  means a certificate  in the form of Exhibit
B-1.

     "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

     "Business Plan" means the Borrower's business plan and Projections accepted by the Lender in its Permitted Discretion , and any revision, amendment, or update of such business plan, provided such revision, amendment, or update has been attached to this Agreement as an amendment to or an amendment and restatement of Exhibit D-1.

     "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

     "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

     "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

     "Cash Management Bank" has the meaning set forth in Section 2.7(a).

     "Cash Management Account" has the meaning set forth in Section 2.7(a).

     "Cash Management Agreements" means those certain cash management service agreements, in form and substance reasonably satisfactory to Lender, each of which is among Borrower, Lender, and one of the Cash Management Banks.

     "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 51%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors.

     "Chattel Paper" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "chattel paper", including, without limitation, "tangible chattel paper" and "electronic chattel paper", as such terms are defined from time to time in the Code, and any and all supporting obligations in respect thereof.

     "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.

     "Closing Date Business Plan" means Borrower's Business Plan for the period year ended October 30, 2004 attached hereto as Exhibit D-1.

     "Code" means the Massachusetts Uniform Commercial Code, as in effect from time to time.

     "Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

     (a) Accounts,

     (b) Chattel Paper,

     (c) DDAs,

     (d) Documents,

     (e) General Intangibles,

     (f) Goods (including, without limitation, Inventory and Equipment),

     (g) Instruments,

     (h) Investment Property,

     (i) Letter of Credit Rights,

     (j) the Commercial Tort Claims set forth on Schedule 5.10(b),

     (k) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of Lender, and

     (l) any and all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Documents, General Intangibles, Goods (including, without limitation, Equipment, Inventory and Goods covered by Documents), Instruments, Investment Property, Real Property, money, DDAs, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Lender.

     "Collections" means all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

     "Commercial Tort Claim" means any now existing or hereafter arising "commercial tort claim", as such term is defined from time to time in the Code.

     "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Lender.

     "Concentration Account" means account number 0009506505 maintained by Borrower at the Bank.

     "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

     "Control Agreement" means an agreement, in form and substance reasonably satisfactory to Lender, executed and delivered by Borrower and the applicable securities intermediary or bank, which agreement is sufficient to give Lender "control" over the subject Securities Account, DDA or Investment Property as provided in the Code.

     "Cost" means the calculated cost of Inventory, on an average cost basis, as determined from invoices received by Borrower, Borrower's purchase journals or stock ledgers, based upon Borrower's accounting practices, known to Lender, which practices are in effect on the date on which this Agreement was executed. "Cost" does not include any inventory capitalization costs inclusive of advertising, but may include other charges used in Borrower's determination of cost of goods sold and bringing goods to market, all in accordance with GAAP and as approved by Lender in its Permitted Discretion.

     "Credit Card Accounts Receivable" means Accounts consisting of accounts receivable owed to Borrower from any Credit Card Processor arising from purchases by Borrower's customers on credit cards, to the extent deemed eligible by Lender in its Permitted Discretion.

     "Credit Card Agreements" means those certain credit card receipts agreements, each in form and substance reasonably satisfactory to Lender and each of which is among Lender, Borrower and one of Borrower's Credit Card Processors.

     "Credit Card Processor" means any Person (other than Borrower or any Affiliate of Borrower or any provider of private label credit card program) that acts as a credit card clearinghouse or processor of credit card payments accepted by Borrower.

     "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

     "DDA" means any checking account, demand deposit account or other "deposit account" (as such term is defined from time to time in the Code) maintained by Borrower.

     "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

     "Designated Account" means account number 0009506514 maintained by Borrower at the Designated Account Bank.

     "Designated Account Bank" means the Bank.

     "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is reasonably satisfactory to Lender.

     "Document" all of Borrower's now owned or hereafter acquired right, title, and interest with respect to any "document" as such term is defined in the Code, and any and all supporting obligations in respect thereof.

     "Dollars" or "$" means United States dollars.

     "Due Diligence Letter" means the due diligence letter sent by Lender's counsel to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be reasonably satisfactory to Lender.

     "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

     "Eligible Credit Card Accounts Receivable" means Credit Card Accounts Receivable deemed eligible by Lender in its Permitted Discretion but excluding the following:

     (a) any Credit Card Accounts Receivable not paid within five Business Days of invoice,

     (b) any Credit Card Accounts Receivable subject to chargebacks, or

     (c) other accounts receivable which do not constitute acceptable Credit Card Accounts Receivable in Lender's Permitted Discretion.

     "Eligible Inventory" means Inventory, net of Inventory Reserves, consisting of first quality finished goods held for sale in the ordinary course of Borrower's business located at one of Borrower's business locations set forth on Schedule E-1 (or in-transit between any such locations), that complies with each of the representations and warranties respecting Eligible Inventory made by Borrower in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit or appraisal performed by Lender from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

     (a) Borrower does not have good, valid, and marketable title thereto,

     (b) it is not located at one of the locations in the United States set forth on Schedule E-1 or in transit from one such location to another such location,

     (c) it is located on real property leased by Borrower or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

     (d) it is not  subject to a valid and  perfected  first  priority  Lender's
Lien,

     (e) it consists of goods returned or rejected by Borrower's customers unless such goods can be restored to Borrower's Inventory and sold in the ordinary course of business, or

     (f) it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, raw materials, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

     "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental
Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or any predecessor in interest.

     "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC ss. 1251 et seq.; the Toxic Substances Control Act, 15 USC, ss. 2601 et seq.; the Clean Air Act, 42 USC ss. 7401 et seq.; the Safe Drinking Water Act, 42 USC. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USC ss. 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. ss.651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

     "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

     "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

     "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "equipment" (as such term is defined from time to time in the Code), fixtures and vehicles (including motor vehicles), including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

     "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC
Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC
Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

     "Event of Default" has the meaning set forth in Section 8.

     "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower aged in excess of historical levels with respect thereto and all book overdrafts in excess of historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

     "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

     "Existing Lender" means Wells Fargo Retail Finance II, LLC.

     "Funding Date" means the date on which a Borrowing occurs.

     "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "general intangibles" (as such term is defined from time to time in the Code).

     "Goods" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "goods", as that term is defined from time to time in the Code, including, without limitation, any and all Inventory and Equipment.

     "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

     "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

     "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

     "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of Borrower or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person.

     "Indemnified Liabilities" has the meaning set forth in Section 11.3.

     "Indemnified Person" has the meaning set forth in Section 11.3.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Instruments" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "instruments", including, without limitation, any "promissory notes", as such terms are defined from time to time in the Code.

     "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

     "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

     "Inventory" means all Borrower's now owned or hereafter acquired right, title, and interest with respect to "inventory" as such term is defined from time to time in the Code, including, without limitation, goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business.

     "Inventory Reserves" means such reserves as the Lender determines from time to time in its Permitted Discretion as being appropriate to reflect the impediments to the Lender's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following: (a) the extent to which Inventory consists of goods that (i) are obsolete, slow-moving, restrictive or custom items, bills and hold goods, defective, damaged, prepared for return to vendor, not first quality goods, work-in-process or raw materials or (ii) constitute spare parts, packaging and shipping materials or supplies; (b) seasonality; (c) shrinkage; (d) imbalance or change in Inventory character, composition or mix; (e) markdowns; (f) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Inventory by Borrower; and (g) the estimated reclamation claims of unpaid sellers of Inventory sold to Borrower.

     "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Investment Property" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as such term is defined from time to time in the Code.

     "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

     "L/C" has the meaning set forth in Section 2.12(a).

     "L/C Disbursement" means a payment made by Lender pursuant to a Letter of Credit.

     "L/C Sublimit" means $1,000,000.

     "L/C Undertaking" has the meaning set forth in Section 2.12(a).

     "Lender" has the meaning set forth in the preamble to this Agreement.

     "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan
Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits,
(c) costs and expenses incurred by Lender in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan
Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the
Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with Borrower or any guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a
"restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

     "Lender-Related Person" means Lender, Lender's Affiliates, Underlying Issuer, Bank, and the officers, directors, employees, and agents of Lender.

     "Lender's Account" means an account of Lender maintained at Bank.

     "Lender's Liens" means the Liens granted by Borrower to Lender under this Agreement or the other Loan Documents.

     "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

     "Letter of Credit Rights" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "letter-of-credit rights", as that term is defined from time to time in the Code.

     "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

     "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

     "LIBOR Notice" means a written notice in the form of Exhibit L-1.

     "LIBOR Option" has the meaning specified in Section 2.13(a).

     "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

     "LIBOR Rate Margin" means 2.75%.

     "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "Loan Account" has the meaning set forth in Section 2.10.

     "Loan Documents" means this Agreement, the Bank Product Agreements, the Cash Management Agreements, the Control Agreements, the BOA Repurchase Agreement, the Trademark Security Agreement, the Disbursement Letter, the Due Diligence Letter, the Letters of Credit, the Perfection Certificate, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and Lender in connection with this Agreement.

     "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) a material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower.

     "Maturity Date" has the meaning set forth in Section 3.4.

     "Maximum Revolver Amount" means $7,500,000.

     "Net Liquidation Percentage" means the percentage of the book value of Borrower's Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, such percentage to be as determined from time to time by a qualified appraisal company selected by Lender.

     "Net Liquidation Value" means, at any date of determination, the result (expressed in Dollars) of the Net Liquidation Percentage times the Cost value of Eligible Inventory as of such date.

     "Obligations" means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Lender, Underlying Issuer and each other Lender-Related Person pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

     "Overadvance" has the meaning set forth in Section 2.5.

     "Participant" has the meaning set forth in Section 14.1(d).

     "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Lender, from Existing Lender to Lender respecting the amount necessary to repay in full all of the obligations of Borrower owing to Existing Lender and obtain a release of all of the Liens existing in favor of Existing Lender in and to the assets of Borrower.

     "Perfection Certificate" means the form entitled "Perfection Certificate of Harvey Electronics, Inc." submitted by Borrower to Lender, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be reasonably satisfactory to Lender.

     "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

     "Permitted Dispositions" means (a) sales or other dispositions by Borrower or its Subsidiaries of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales by Borrower or its Subsidiaries of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrower or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and (d) the licensing by Borrower or its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, provided, such licensing arrangements do not individually or in the aggregate create a material adverse effect on the Collateral or the Lender's ability to liquidate the Collateral.

     "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, and (c) advances made in connection with purchases of goods or services in the ordinary course of business.

     "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) the judgments and the Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

     "Permitted Protest" means the right of Borrower or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment and includes, without limitation, the matter set forth on Schedule T-1; provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Lender is satisfied in its Permitted Discretion that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Lender's Liens.

     "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $250,000.

     "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "Projections" means Borrower's forecasted monthly (a) profit and loss statements and (b) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions, accepted by the Lender in its Permitted Discretion and any revision, amendment, or updates thereto, provided such revision, amendment, or update has been accepted in writing by the Lender.

     "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

     "Real Property" means any fee, leasehold or other estate or interest in real property now owned or hereafter owned or leased by Borrower and the improvements thereto.

     "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

     "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address
Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC ss. 9601.

     "Reserve Percentage" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

     "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

     "SEC" means the United States Securities and Exchange Commission and any successor thereto.

     "Securities Account" means a "securities account" as such term is defined from time to time in the Code.

     "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

     "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

     "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

     "Taxes" has the meaning set forth in Section 16.5.

     "Trademark   Security  Agreement"  means  a  trademark  security  agreement executed and delivered by Borrower and Lender, the form and substance of which is reasonably satisfactory to Lender.

     "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrower.

     "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

     "Voidable Transfer" has the meaning set forth in Section 16.8.

     1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3. Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth from time to time in the Code unless otherwise defined herein.

     1.4. Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof,"
"herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5. Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

     2.1. Revolver Advances.

     (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage, or
(ii) the Borrowing Base less the Letter of Credit Usage and the aggregate amount of Availability Reserves. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

     (x) up to 85% of the amount of Eligible Credit Card Accounts Receivable;

                  plus

     (y) up to 90% of the Net Liquidation Value of Eligible Inventory (on the Closing Date such amount being equal to 69% of the Cost value of Eligible Inventory), and thereafter adjusted as set forth in Section 2.1(b).

     (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay and has failed to pay under any Section of this Agreement or any other Loan Document (such as past due taxes, assessments or insurance premiums, or, in the case of leased assets, past due rents or other amounts payable under such leases) and (ii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to the Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. In addition to the foregoing, Lender shall have the right (i) consistent with the provisions of Section 4.7 to have the Inventory reappraised by a qualified appraisal company selected by Lender from time to time after the Closing Date for the purpose of redetermining the Net Liquidation Percentage of the Eligible Inventory portion of the Collateral and, as a result, redetermining the Borrowing Base and (ii) to redetermine the percentage of the Net Liquidation Value of Eligible Inventory that will be included in the Borrowing Base, as determined from time to time in its Permitted Discretion.

     (c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed either the Maximum Revolver Amount or Borrowing Base.

     (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2. Reserved.

     2.3. Borrowing Procedures and Settlements.

     (a) Procedure for Borrowing. Each Borrowing shall be made by a request by an Authorized Person delivered to Lender (in the form of a Borrowing Base Certificate which must be received by Lender no later than 12:00 noon (Boston, Massachusetts time) on the Business Day that is the requested Funding Date).

     (b) Making of Advances. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds to Borrower's Designated Account.

     2.4. Payments.

     (a) Payments by Borrower. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (Boston, Massachusetts time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (Boston, Massachusetts time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

     (b) Application and Reversal of Payments.

     (i) All payments shall be remitted to Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

     (A) first, to pay any Lender Expenses then due to Lender under the Loan Documents, until paid in full,

     (B) second, to pay any fees then due to Lender under the Loan Documents until paid in full,

     (C) third, to pay interest due in respect of the Advances until paid in full,

     (D) fourth, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

     (E) fifth, so long as no Event of Default has occurred and is continuing, and at Lender's election, to pay amounts then due and owing by Borrower or its Subsidiaries in respect of Bank Products, until paid in full,

     (F) sixth,  if an Event of Default has occurred and is continuing,  ratably
(i) to pay the principal of all Advances until paid in full, and after payment in full of the Advances,

     (G) seventh, if an Event of Default has occurred and is continuing, to be held by Lender as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

     (H) eighth, to pay (i) all Bank Product Obligations until paid in full, and
(ii) any other Obligations until paid in full, and

     (I) ninth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

     (ii) In each instance, so long as no Default or Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

     (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

     (iv) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
Section 2.4 shall control and govern.

     2.5. Overadvances. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrower to Lender pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, (an "Overadvance"), Borrower immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

     2.6. Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

     (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

     (b) Letter of Credit Fee. Borrower shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2.75% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

     (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default,

     (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2% above the per annum rate otherwise applicable hereunder, and

     (ii) the Letter of Credit fee provided for in clause (b) above shall be increased to a rate 2% above the per annum rate otherwise applicable hereunder.

     (d) Payment. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Borrower hereby authorizes Lender, from time to time without prior notice to Borrower, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in
Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to Bank or its Affiliates in respect of Bank Products) to Borrower's Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

     (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

     (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7. Cash Management.

     (a) Borrower shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to Lender at one or more of the banks set forth on Schedule 2.7(a) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account (a "Cash Management Account") at one of the Cash Management Banks.

     (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrower, in form and substance acceptable to Lender in its Permitted Discretion.

     (c) Borrower shall establish and maintain Credit Card Agreements with Lender and each Credit Card Processor. Each such Credit Card Agreement shall provide, among other things, that each such Credit Card Processor shall transfer all proceeds of credit card charges for sales by Borrower received by it (or other amounts payable by such Credit Card Processor) into a designated Cash Management Account on a daily basis. Borrower shall not attempt to change any direction or designation set forth in the Credit Card Agreements regarding payment of charges without the prior written consent of Lender.

     (d) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 45 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's reasonable judgment.

     (e) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower is hereby deemed to have granted a Lien to Lender.

     (f) As of the Closing Date, Borrower shall not be required to maintain a Cash Management Agreement at Fleet National Bank, N.A. The Control Agreement to be entered into by the Bank, Lender and Borrower pursuant to Section 3.2(b) of this Agreement shall be the Cash Management Agreement among Bank, Lender and Borrower.

     2.8. Crediting Payments; Float Charge. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account on a Business Day on or before 11:00 a.m. (Boston, Massachusetts time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (Boston, Massachusetts time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Closing Date, Lender shall be entitled to charge Borrower for one Business Day of `clearance' or `float' at the rate applicable to Base Rate Loans under Section 2.6 on all Collections that are received by Borrower (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board one Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging one Business Day of interest on such Collections.

     2.9. Designated Account. Lender is authorized to make the Advances and Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d).
Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

     2.10. Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged, all Advances made by Lender to Borrower or for Borrower's account, the Letters of Credit issued by Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all amounts received in the Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

     2.11. Fees. Borrower shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

     (a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.375% per annum times the result of (a) $6,500,000, minus (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month.

     (b) Closing Fee. On the Closing Date, a closing fee of $25,000, which closing fee shall be fully earned on the Closing Date and payable in installments of $12,500 on each of the Closing Date and the first anniversary of the Closing Date. No portion of such closing fee be refunded or restored to the Borrower under any circumstances.

     (c) Collateral Evaluation Fee. On the first day of each month during the term of this Agreement, a "Collateral Evaluation Fee" of $1,000 per month, payable solely to Lender.

     2.12. Letters of Credit.

     (a) Subject to the terms and conditions of this Agreement, Lender agrees to cause Underlying Issuer to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, such issuing bank to be Bank) for the account of Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

     (i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances, or

     (ii) the Letter of Credit Usage would exceed the L/C Sublimit, or

     (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances.

Borrower and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. Prior to the issuance of any Letters of Credit, Borrower shall execute and deliver Underlying Issuer's standard agreement and other letter of credit documentation. If Lender or Underlying Issuer is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Lender by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., Boston, Massachusetts time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., Boston, Massachusetts time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., Boston, Massachusetts time, on the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., Boston, Massachusetts time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

     (b) Borrower hereby agrees to indemnify, save, defend, and hold Lender and each Underlying Issuer harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender and each Underlying Issuer arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender or any Underlying Issuer. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for Borrower's account (in the exercise of its Permitted Discretion), even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Lender and such Underlying Issuer shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto except for gross negligence or intentional misconduct on the part of Lender or such Underlying Issuer, as applicable. Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender.

     (c) Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

     (d) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Lender for the account of Lender.

     (e) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

     (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

     (ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto,

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender and/or Underlying Issuer of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower in writing as set forth in the certificate referred to below, and Borrower shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender and/or Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.13. LIBOR Option.

     (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of all or any portion of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

     (b) LIBOR Election.

     (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (Boston, Massachusetts time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 p.m. (Boston, Massachusetts time) on the same day.

     (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

     (iii) Borrower shall have not more than 3 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000.

     (c) Prepayments. Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Lender harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

     (d) Special Provisions Applicable to LIBOR Rate.

     (i) The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Borrower may, by notice to Lender (y) require Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

     (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Borrower and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until Lender determines in its Permitted Discretion that it would no longer be unlawful or impractical to do so.

     (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, Lender is not required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Lender had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

     2.14. Capital Requirements. If, after the date hereof, Lender determines in its Permitted Discretion that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Borrower thereof. Following receipt of such notice, Borrower agrees to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions made by Lender in its Permitted Discretion upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

3.       CONDITIONS; TERM OF AGREEMENT.

     3.1. Conditions Precedent to the Initial Extension of Credit. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the reasonable satisfaction of Lender, of each of the conditions precedent set forth below:

     (a) the Closing Date shall occur on or before November 26, 2003;

     (b) Lender shall have filed all financing statements required by Lender, duly authorized by Borrower, and Lender shall have received searches reflecting the filing of all such financing statements;

     (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

     (i) the Trademark Security Agreement,

     (ii) the BOA Repurchase Agreement,

     (iii) the Disbursement Letter,

     (iv) the Pay-Off Letter, together with UCC termination statements and other documentation evidencing the termination by Existing Lender of its Liens in and to the properties and assets of Borrower,

     (v) the Perfection Certificate,

     (vi) the Due Diligence Letter, and

     (vii) a Compliance Certificate dated as of the Closing Date and satisfying the conditions of Section 6.3(a)(iii);

     (d) On the Closing Date, Borrower shall have an Excess Availability of at least $2,000,000 after giving effect to the initial extensions of credit hereunder;

     (e) Lender shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

     (f) Lender shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

     (g) Lender shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

     (h) Lender shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified  or  licensed  would  constitute  a  Material  Adverse  Change,  which certificates shall indicate that Borrower is in good standing in such jurisdictions, provided, that such certificate for the State of New Jersey may indicate that annual reports for the years 2000 and 2001 are outstanding so long as Borrower shall have delivered to Lender evidence satisfactory to Lender that Borrower has duly completed and filed a New Jersey Corporation Business Tax Payment and Annual Report for each such year and has paid the fees required in connection therewith to the State of New Jersey;

     (i) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

     (j) Lender shall have received an opinion of Borrower's counsel in form and substance satisfactory to Lender;

     (k) Lender shall have received a certificate of the chief financial officer of Borrower certifying that Borrower is Solvent as of the Closing Date;

     (l) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of Borrower) that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

     (m) Lender shall have received releases satisfactory to Lender executed by Congress Financial Corporation releasing any security interests that it may have on record against any of Borrower's trademarks in the United States Patent and Trademark Office;

     (n) Lender shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrower's books and records and verification of Borrower's representations and warranties to Lender, the results of which shall be satisfactory to Lender, and (ii) an inspection of each of the locations where Inventory is located, the results of which shall be satisfactory to Lender;

     (o) Lender shall have received completed reference checks with respect to Borrower's senior management, the results of which are satisfactory to Lender in its sole discretion;

     (p) Lender shall have received an appraisal of the Net Liquidation Percentage applicable to Borrower's Inventory, the results of which shall be satisfactory to Lender;

     (q) Lender shall have received Borrower's Closing Date Business Plan;

     (r) Borrower shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement; and

     (s) Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

     3.2. Conditions Subsequent to the Initial Extension of Credit. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default): (a) within 30 days after the Closing Date, deliver to Lender a certificate of status from the State of New Jersey, which certificate shall not indicate that any annual reports are outstanding;

     (b) within 30 days after the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel; and

     (c) before December 5, 2003 enter into a Control Agreement with respect to the Concentration Account with Bank and Lender.

     3.3. Conditions Precedent to all Extensions of Credit. The obligation of Lender to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

     (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

     (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

     (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, or any of their Affiliates.

     (d) no Material Adverse Change shall have occurred.

     3.4. Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect for a term ending on November 21, 2008 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5. Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral to be held by Lender for the benefit of Bank or its Affiliates with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrower's sole expense, execute (as applicable) and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

     3.6. Early Termination by Borrower. Borrower has the option, at any time upon 90 days prior written notice to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral to be held by Lender for the benefit of Bank or its Affiliates with respect to the then extant Bank Products Obligations), in full, together with the Applicable Prepayment Premium. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrower shall be obligated to repay the Obligations (including (a) either
(i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender, and (b) providing cash collateral to be held by Lender for the benefit of Bank or its Affiliates with respect to the then extant Bank Product Obligations), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (d) restructure, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrower shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination.

4. CREATION OF SECURITY INTEREST.

     4.1. Grant of Security Interest. Borrower hereby grants to Lender for the ratable benefit of Lender, Bank and its Affiliates, and each Underlying Issuer a continuing security interest in and to all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan
Documents. The Lender's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2. Control of Collateral. If from time to time any Collateral, including any proceeds or supporting obligations, consists of property or rights of Borrower in which the perfection or priority of Lender's security interest is dependent upon or enhanced by Lender's gaining control of such Collateral, Borrower shall immediately notify Lender and, at Lender's request, deliver the appropriate Control Agreements or take such actions as may be necessary to give Lender control over such Collateral as provided in the Code.

     4.3. Possession of Collateral. If from time to time any Collateral, including any proceeds, is evidenced by or consists of letters of credit, Instruments, Documents, Goods covered by Documents, Investment Property or Chattel Paper and if perfection or priority of Lender's security interest in such Collateral is dependent on or enhanced by possession, Borrower shall endorse and deliver physical possession of such Collateral to Lender immediately upon Lender's request.

     4.4. Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrower that the Accounts, Chattel Paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, Chattel Paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender or a Cash Management Bank in their original form as received by Borrower.

     4.5. Delivery of Additional Documentation Required. At any time upon the written request of Lender, Borrower shall execute (as applicable) and deliver to Lender any and all financing statements (including, without limitation, any amendments thereto and any "in lieu" continuation statements), security agreements, pledges, assignments, endorsements of certificates of title, bailee acknowledgments and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, each in form and substance satisfactory to Lender, to perfect, to continue perfected or to better perfect (as applicable) the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to file such Additional Documents in any appropriate filing office. Without limiting the foregoing, Borrower shall give the Lender prompt written notice of any Commercial Tort Claim of Borrower not specifically identified herein and any Letter of Credit Right of Borrower. Borrower shall grant to the Lender a security interest in any such Commercial Tort Claim or Letter of Credit Right and the proceeds thereof. On such periodic basis as Lender shall require in its Permitted Discretion, Borrower shall (i) provide Lender with a report of all new patentable, copyrightable or trademarkable materials acquired or generated by Borrower during the prior period, (ii) cause all patents, copyrights, and trademarks acquired or generated by Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's ownership thereof,
(iii) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights and trademarks as being subject to the security interests created thereunder, and (iv) execute and deliver to Lender at Lender's request Patent, Trademark or Copyright Security Agreements with respect to such patents, trademarks or copyrights for filing with the appropriate filing office.

     4.6. Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to at any time that an Event of Default has occurred and is continuing, (a) sign Borrower's name on any of the documents described in Section 4.5 or on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (b) send requests for verification of Accounts, (c) endorse Borrower's name on any Collection item that may come into Lender's possession,
(d) make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (e) settle and adjust disputes and claims respecting the Accounts, Chattel Paper or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines in its Permitted Discretion to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

     4.7. Right to Inspect. Lender (through any of its officers, employees, or agents) shall have the right from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to the Collateral at any reasonable time during business hours after the occurrence of an Event of Default and upon reasonable notice and at reasonable times during business hours prior to the occurrence of an Event of Default. Without limiting the generality of the foregoing:

     (a) Borrower shall conduct physical inventories at all of its store locations at least one time per fiscal year, and at each of Borrower's distribution centers at least one time per fiscal year. Lender, at the expense of Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of Borrower.

     (b) Lender may from time to time obtain or conduct (in all events, at Borrower's expense) appraisals conducted by such appraisers as are satisfactory to Lender in its Permitted Discretion; provided that prior to the occurrence of an Event of Default, Borrower shall only be required to pay for two such appraisals per year; provided further, that after the occurrence of an Event of Default, Borrower shall only be required to pay for two such appraisals per year that are conducted during the periods of any such year when an Event of Default is not continuing and in existence.

     (c) Lender may from time to time conduct commercial finance audits (in each event, at the Borrower's expense) of Borrower's Books; provided that Borrower shall only be required to pay for two such audits per year unless an Event of Default has occurred or Borrower has failed to maintain an Excess Availability of at least $1,000,000 at all times.

     4.8. Control Agreements. Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.20 and, if to another securities intermediary, unless each of Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of an Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lender's Account.

5. REPRESENTATIONS AND WARRANTIES.

     In order to induce Lender to enter into this Agreement, Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

     5.1. No Encumbrances. Borrower has good and indefeasible title to the Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

     5.2. Accounts. The Accounts listed in the Borrower's financial statements are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrower's business, owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation.

     5.3. Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from defects. As to each item of Inventory that is identified by Borrower as Eligible Inventory in a borrowing base report submitted to Lender, such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

     5.4. Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

     5.5. Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5.

     5.6. Inventory Records. Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

     5.7. Legal Status. Borrower represents and warrants that (a) Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower's organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower's place of business or, if more than one, its chief executive office, as well as Borrower's mailing address, if different; (e) all other information set forth on the Perfection Certificate pertaining to Borrower is accurate and complete as of the date hereof and (f) there has been no change in any of such information since the date on which the Perfection Certificate was signed by Borrower.

     5.8. Due Organization and Qualification; Subsidiaries.

     (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

     (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

     (c) Set forth on Schedule 5.8(c), is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

     (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its
Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

     5.9. Due Authorization; No Conflict.

     (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

     (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower.

     (c) Other than the filing of financing statements and fixture filings, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

     (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

     5.10. Litigation.

     (a) Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for matters arising after the Closing Date that, if decided adversely to Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

     (b) Schedule 5.10(b) lists all of Borrower's Commercial Tort Claims existing as of the date hereof.

     5.11. No Material Adverse Change. All financial statements relating to Borrower that have been delivered by Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower since the date of the latest financial statements submitted to Lender on or before the Closing Date.

     5.12. Fraudulent Transfer.

     (a) Borrower is Solvent.

     (b) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

     5.13. Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

     5.14. Environmental Condition. Except as set forth on Schedule 5.14, (a) to Borrower's knowledge, none of Borrower's assets has ever been used by Borrower or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) Borrower has not received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower, and (d) Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

     5.15. Brokerage Fees. Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith.

     5.16. Intellectual Property. Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower is the owner or is an exclusive licensee.

     5.17. Leases. Borrower enjoys peaceful and undisturbed possession under all leases material to the business of Borrower and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by Borrower exists under any of them.

     5.18. DDAs. Set forth on Schedule 5.18 are all of Borrower's DDAs, including, with respect to each depositary (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

     5.19. Credit Card Receipts. Schedule 5.19 sets forth each of Borrower's Credit Card Processors and all arrangements to which Borrower is a party with respect to the payment to Borrower of the proceeds of all credit card charges for sales by Borrower.

     5.20. Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

     5.21. Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower in writing to Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections will represent Borrower's good faith best estimate of its future performance for the periods covered thereby.

     6. AFFIRMATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

     6.1. Accounting System. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

     6.2. Collateral Reporting. Provide Lender with the following documents at the following times in form satisfactory to Lender, each certified by the President or Chief Financial Officer of Borrower:

------------------------------------------ ---------------------------------------------------------------------------
Daily                                      (a) a Borrowing Base Certificate;
------------------------------------------ ---------------------------------------------------------------------------
Weekly (on Monday of each week, current    (b) a detailed calculation of the Borrowing Base accompanied
through the close of business on the           by a system produced summary stock ledger by store, at Cost,
immediately preceding Sunday)                  on the date that the inventory values are updated, such report to show the outstanding balance of Loans as of the close of business on the immediately preceding day, including the following supporting documents:

                                                (i) an updated Inventory roll forward showing the
                                                    Inventory balance from the end of the immediately
                                                    preceding week's Borrowing Base (from the summary page
                                                    of Borrower's so-called "Average Cost Report
                                                    (Perpetual) Summary at Average Cost" (the "Weekly
                                                    Average Cost Report")) minus the estimated cost of goods
                                                    sold (using the change in the month to date cost of
                                                    goods sold obtained from the summary page of the Weekly
                                                    Average Cost Report) plus the resulting amount for
                                                    receiving to date that is required to roll forward the
                                                    inventory balance to the ending balance of such week
                                                    (from the summary page of the Weekly Average Cost
                                                    Report), and

                                                (ii)an update of the Credit Card Accounts Receivable balance, inclusive of Citifinancial or similar private label
                                                    receivables;

                                            (c) Borrower's so-called "Harvey Electronics Sales Comparison";

------------------------------------------ ---------------------------------------------------------------------------

Monthly (not later than the                 (d) a certificate detailing Inventory in the form provided by Lender;
15th day of each month)
                                            (e) Borrower's month end "Average Cost Report (Perpetual) Summary at
                                                Suggested Retail Selling Price" and "Average Cost Report (Perpetual)
                                                Summary at Average Cost";

                                            (f) Borrower's so-called "Summary of Monthly Sales & Payment Type Report/
                                                Sales Audit Report";

------------------------------------------ ---------------------------------------------------------------------------
Monthly (not later than the 40th day       (g) reconciliation of Inventory to the general ledger as of the end of
after the end of each month)                   the subject month;

                                           (h) a store activity report in the form provided by Lender;

                                           (i) Borrower's so-called "Receipts from Vendor List";

                                           (j) Borrower's so-called "Sales and Gross Profit by Vendor" report;

                                           (k) a schedule of purchases from the Borrower's ten largest vendors (in terms of year-to-date purchases) which shall include year-to-date cumulative purchases and an aging of payables to each such vendor;

                                           (l) a detailed summary of customer deposits and merchandise credits in the form currently provided to Lender;

                                           (m) the officer's compliance certificate described in Section 6.3;

                                           (n) a detailed monthly roll forward of the perpetual inventory balance as currently provided to Lender; and

------------------------------------------ ---------------------------------------------------------------------------
Upon request by Lender                     (o) such other reports as to the Collateral, or the
                                               financial condition of Borrower, as Lender may request in its Permitted
                                               Discretion.

------------------------------------------ ---------------------------------------------------------------------------

In addition, Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

     6.3. Financial Statements, Reports, Certificates. Deliver to Lender:

     (a) as soon as available, but in any event within 40 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Borrower's fiscal years,

     (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Borrower's and its Subsidiaries' operations during such period, except that Borrower shall deliver such a balance sheet for the fiscal months of November and December within 90 days of the end of Borrower's fiscal year ended the immediately preceding October,

     (ii) a certificate signed by the chief financial officer of Borrower to the effect that:

     (A) the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

     (B) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

     (C) there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

     (iii) for each  month  that is the date on which a  financial  covenant  in
Section 7.21 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.21, and

     (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

     (c) as soon as available, but in any event within 30 days prior to the start of each of Borrower's fiscal years,

     (i) copies of Borrower's Business Plan and Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its sole discretion, for the forthcoming fiscal year, on a month by month basis, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby,

     (d) if and when filed by Borrower,

     (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

     (ii) any other filings made by Borrower with the SEC,

     (iii) if requested by Lender, copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

     (iv) any other information that is provided by Borrower to its shareholders generally,

     (e) if and when filed by Borrower and as requested by Lender copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service and satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) Borrower conducts business or is required to pay any such excise tax, (ii) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or (iii) where Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

     (f) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto, and

     (g) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrower.

     In the event that Borrower has any Subsidiaries, Borrower (i) shall deliver financial statements prepared on both a consolidated and consolidating basis in addition to the financial statements referred to above and (ii) agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees that its independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrower that Lender reasonably may request so long as Lender has previously requested that Borrower provide such requested information to Lender and Borrower has failed promptly deliver such requested information. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

     6.4. Use of Inventory.

     (a) The Borrower shall not engage in any sale of Inventory other than for fair consideration in the conduct of the Borrower's business in the ordinary course (including but not limited to seasonal and promotional sales) and shall not engage in sales or other dispositions to creditors, sales or other dispositions in bulk, and any use of any Inventory in breach of any provision of the Agreement.

     (b) No sale of Inventory shall be on consignment, approval, or under any other circumstances such that, with the exception of the Borrower's customary return policy applicable to the return of Inventory purchased by the Borrower's retail customers in the ordinary course, such Inventory may be returned to the Borrower without the consent of the Lender.

     6.5. Return. Account for returns of inventory and customer credits and record the effects thereof by netting them against sales on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement.

     6.6. Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee so as to prevent any loss or forfeiture thereof or thereunder.

     6.7. Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon Lender's request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits. If requested by Lender, Borrower shall deliver reasonably satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which Borrower is required to pay any such excise tax.

     6.8. Insurance.

     (a) At Borrower's expense, maintain insurance respecting its assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

     (b) Borrower shall give Lender prompt notice of any loss covered by such insurance. Borrower shall not adjust any losses payable under any such insurance policies in excess of $500,000 without Lender's prior written consent. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be jointly paid over to Lender and Borrower as co-payees and shall be deposited in the Concentration Account or the successor account thereto required under Section 3.2(b). Any repairs, replacements, or restorations paid for out of insurance proceeds shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

     (c) Borrower will not obtain separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Lender whenever such separate insurance is obtained, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

     6.9. Location of Inventory and Equipment. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5; provided, however, that Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements, fixture filings or other documents necessary to perfect and continue perfected the Lender's Liens on such assets and also provides to Lender a bailee acknowledgment or Collateral Access Agreement, if and as applicable.

     6.10. Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

     6.11. Leases. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     6.12. Reserved.

     6.13. Existence. At all times preserve and keep in full force and effect Borrower's valid existence and good standing and any rights and franchises material to Borrower's businesses.

     6.14. Environmental.

     (a) Keep any property either owned or operated by Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

     6.15. Intellectual Property. Take all the necessary steps to maintain the registration of Borrower's trademarks set forth on Schedule A to the Trademark Security Agreement (other than the trademark registration number 2,061,476 entitled "The Temple of Home Theater").

     6.16. Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

7. NEGATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:

     7.1. Indebtedness.  Create, incur, assume, permit,  guarantee, or otherwise
become  or  remain,   directly  or  indirectly,   liable  with  respect  to  any
Indebtedness, except:

     (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

     (b) Indebtedness set forth on Schedule 5.20,

     (c) Permitted Purchase Money Indebtedness,

     (d) Refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness;

     (e) Unsecured Indebtedness in respect of Borrower's financing the payment of its insurance premiums in an amount not to exceed $650,000 per calendar year; and

     (f) Indebtedness composing Permitted Investments.

     7.2. Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

     7.3. Restrictions on Fundamental Changes.

     (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock or otherwise change Borrower's type of organization, jurisdiction of organization or other legal or corporate structure.

     (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

     (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

     (d) Form any Subsidiary or enter into any partnership, joint venture or other similar arrangement without the prior written consent of the Lender.

     7.4. Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of Borrower's assets.

     7.5. Change Name or Address. Change Borrower's name or organizational identification number or relocate Borrower's chief executive office to a new location; provided, however, that Borrower may change its name or chief executive office location upon at least 30 days prior written notice to Lender of such change and so long as, at the time of such written notification, Borrower provides (i) any financing statements, fixture filings or other agreements or documents necessary to perfect and continue perfected Lender's Liens and (ii) in the case of such a relocation, if the new chief executive office location is leased by Borrower, a Collateral Access Agreement with respect thereto.

     7.6. Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Lender.

     7.7. Nature of Business. Make any change in the principal nature of its business as conducted as of the date of this Agreement.

     7.8. Prepayments and Amendments.

     (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower, other than the Obligations in accordance with this Agreement, and

     (b) Except in connection with a refinancing permitted by Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or
(c).

     7.9. Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.10. Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     7.11. Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding, except, so long as no Event of Default has occurred and is continuing and none shall be caused by the making of such distribution, dividend payments to the holders of the Borrower's 8.5% Cumulative Convertible Preferred Stock in an aggregate amount not to exceed $100,000 per calendar year.

     7.12. Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or change its fiscal year from that in effect as of the date hereof.

     7.13. Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower and its Subsidiaries shall not have Permitted Investments (other than in the Cash Management Accounts) in deposit accounts or Securities Accounts in excess of $100,000 outstanding at any one time unless Borrower or its Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) the Lender's Liens in such Permitted Investments.

     7.14. Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

     7.15. Store Openings and Closings. Commit to open, open or close any location at which Borrower maintains, offers for sale or stores any of the Collateral unless Borrower has provided Lender at least 30 days' prior written notice of such commitment, opening or closing and (i) in the case of any such opening, such opening is consistent with the Business Plan or (ii) in the case of any such closing, Lender has consented in writing to the manner in which Borrower shall effect such closing, including, without limitation, any third party agent that Borrower proposes to employ in connection therewith.

     7.16. Suspension. Suspend or go out of a substantial portion of its business.

     7.17. Compensation. Increase the total cash compensation paid to its officers and senior management employees during any year unless approved by the compensation committee of Borrower's Board of Directors.

     7.18. Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes. Without limiting the foregoing, Borrower will not use proceeds of the Advances for the purpose of purchasing or carrying margin stock within the meaning of Regulation U (12 CFR
Part 221) of the Board of Governors of the Federal Reserve System, or for any other purpose which would violate any provision of this Agreement or of any applicable statute, regulation, order or restriction.

     7.19. Inventory and Equipment with Bailees. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party unless Lender has granted its prior written consent and Borrower has delivered to Lender a bailee acknowledgment with respect to the applicable Inventory and/or Equipment.

     7.20. Securities Accounts. Establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Borrower shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement and such Control Agreement.

     7.21. Financial Covenants.

     (a) Minimum EBITDA.

     (i) Measured as of the last day of each fiscal month, allow (A) EBITDA for such fiscal month to vary negatively by more than $250,000 from the EBITDA projected for such fiscal month in the Business Plan and (B) EBITDA for the three fiscal month period ended on such measurement date to vary negatively by more than $500,000 from the EBITDA projected for such three fiscal month period in the Business Plan.

     (ii) If Borrower fails to deliver an updated Business Plan satisfactory to Lender as required by Section 6.3(c), Borrower shall be required to maintain an Excess Availability of at least $1,500,000 all times thereafter until Borrower delivers such an updated Business Plan approved by Lender.

     (b) Capital Expenditures. Make capital expenditures in any fiscal year in excess of $1,500,000.

8.       EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1. If Borrower fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

     8.2. If Borrower fails to perform, keep, or observe any term, provision, condition, covenant or agreement contained in (i) Section 6.2 (Collateral
Reporting) (other than with respect to the delivery of the Borrowing Base Certificate as to which there shall not be any grace period) or Section 6.3 (Financial Statements, Reports, Certificates) of this Agreement and such failure continues for a period of 10 Business Days; (ii) Sections 6.1 (Accounting System), 6.5 (Returns), 6.6 (Maintenance of Properties), 6.7 (Taxes), 6.9 (Location of Inventory and Equipment), 6.10 (Compliance with Laws) or 6.11
(Leases) of this Agreement and such failure continues for a period of 10 Business Days; or (iii) elsewhere in this Agreement or in any other Loan Document.

     8.3. If any material portion of Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

     8.4. If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

     8.5. If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Borrower or the Subsidiary consents to the institution of such Insolvency Proceeding against it,
(b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

     8.6. If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.7. If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any of its Subsidiaries' assets and the same is not paid before such payment is delinquent;

     8.8. If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's or any of its Subsidiaries' assets;

     8.9. If there is a default in any material agreement to which Borrower or any of its Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

     8.10. If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

     8.11. If there now or hereafter exists any misstatement or misrepresentation in any warranty or representation or any material misstatement in any statement or Record made to Lender by Borrower, its Subsidiaries, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries;

     8.12. If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

     8.13. Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower, or by any Governmental Authority having jurisdiction over Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that Borrower has any liability or obligation purported to be created under any Loan Document.

9.       LENDER'S RIGHTS AND REMEDIES.

     9.1. Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrower:

     (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable, provided, that upon the occurrence of any Event of Default listed at subsection 8.4 or 8.5 above, the Obligations shall automatically be deemed accelerated and immediately due and payable without further notice or demand by the Lender;

     (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

     (c) Convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder;

     (d) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of the Lender's Liens in the Collateral and without affecting the Obligations;

     (e) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender in its Permitted Discretion considers advisable, and in such cases, Lender will credit Borrower's Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

     (f) Cause Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other assets of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

     (g) Without notice to or demand upon Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination (in the exercise of its Permitted Discretion) appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

     (h) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

     (i) Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

     (j) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Borrower hereby grants to Lender a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

     (k) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

     (l) Lender shall give notice of the disposition of the Collateral as follows:

     (i) Lender shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made; and

     (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

     (m) Lender may credit bid and purchase at any public sale;

     (n) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

     (o) Lender shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document; and

     (p) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

     9.2. Remedies Cumulative. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.      TAXES AND EXPENSES.

     If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its Permitted Discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section
6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

     11.1. Demand; Protest. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

     11.2. Lender's Liability for Collateral. Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or
(iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower; provided, however, that Lender shall exercise reasonable care (as such term is construed in the Code) with respect to the Collateral.

     11.3. Indemnification. Borrower shall pay, indemnify, defend, and hold the Lender-Related Persons and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, Environmental Liabilities and Costs, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them
(a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON EXCEPT THOSE THAT ARE CAUSED BY OR ARISE OUT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

12. NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by Borrower or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Lender, as the case may be, at its address set forth below:

                  If to Borrower:           Harvey Electronics, Inc.
                                            205 Chubb Avenue
                                            Lyndhurst, NJ  07071
                                            Attention: Joseph J. Calabrese
                                            Fax No.: (201) 842-0317


                  with copies to:           Ruskin Moscou Faltischek, P.C.
                                            190 EAB Plaza
                                            East Tower, 15th Floor
                                            Uniondale, NY 11556
                                            Attention: Jeffrey A. Wurst
                                            Fax No.: (516) 663-6735

                  If to Lender:             Whitehall Retail Finance
                                            45 Braintree Hill Office Park
                                            Suite 303
                                            Braintree, Massachusetts  02184
                                            Attention:  Christopher O'Connor
                                            Fax No.:  (781) 849-0140

                  with copies to:           Choate, Hall & Stewart
                                            Exchange Place
                                            53 State Street
                                            Boston, Massachusetts  02109
                                            Attention: Peter M. Palladino, P.C.
                                            Fax No.:  (617) 248-4000

     Lender and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 5 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

     (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SUFFOLK,
COMMONWEALTH OF MASSACHUSETTS, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

     (c) BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1. Assignments and Participations.

     (a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrower may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Borrower an appropriate assignment and acceptance agreement.

     (b) From and after the date that Lender provides Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned and delegated by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

     (c) Immediately upon Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

     (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

     (e) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

     (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     14.2. Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 14.1 hereof and no consent or approval by Borrower is required in connection with any such assignment.

15. AMENDMENTS; WAIVERS.

     15.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     15.2. No Waivers; Cumulative Remedies. No failure by Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16. GENERAL PROVISIONS.

     16.1. Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and Lender.

     16.2. Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     16.3. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     16.4. Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     16.5. Withholding Taxes. All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of Lender, or (ii) to the extent that such tax results from a change in the circumstances of Lender, including a change in the residence, place of organization, or principal place of business of Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.5 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts payable to Lender if the increase in such amount payable results from Lender's own willful misconduct or gross negligence. Borrower will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

     16.6. Amendments in Writing. This Agreement only can be amended, and the terms herein waived or modified, by a writing signed by Lender and Borrower.

     16.7. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same
Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     16.8. Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other
voidable   or   recoverable   payments  of  money  or   transfers   of  property
(collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses and attorneys fees of Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     16.9. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     16.10. Publicity. Borrower hereby authorizes Lender to make appropriate announcements of the financial arrangement entered into among Borrower and Lender, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender or Bank shall in its sole and absolute discretion deem appropriate. Without limiting the foregoing, Borrower authorizes Lender and Bank to utilize any logo or other distinctive symbol associated with the Borrower in connection with any such announcement or any other promotion, advertising or marketing undertaken by Lender or Bank. In no event, however, shall Borrower use the name of Lender or Bank, or any logo or distinctive symbol associated with any of them, unless, as appropriate, Lender or Bank has given its prior written consent thereto.


                            [Signature page follows]


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                            HARVEY ELECTRONICS, INC.


                            By:______________________________
                               Joseph J. Calabrese
                               Executive Vice President and Chief
                               Financial Officer



                            WHITEHALL RETAIL FINANCE, a division of
                            Whitehall Business Credit Corporation


                            By:______________________________
                               Brian T. Kennedy
                               Vice President